Exhibit 99.2

Terayon Strengthens Senior Management Team to Capitalize on Growth
Opportunities in the Broadband Industry

Santa Clara, California – October 6, 2003 – Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband solutions, today announced the appointment of two new executives to its seasoned management team. Jeffrey Barco has joined the company as Vice President and General Manager of Terayon’s Digital Video Solutions Group, and William Rohrbach has joined Terayon as Vice President of North America Sales. Both individuals will report to Doug Sabella, Terayon’s Chief Operating Officer.

     “Jeff and Bill have the proven track-records, skills and discipline to help us maximize the opportunities that exist for increasing our share of the market for broadband data, video and voice solutions,” said Sabella. “Jeff and Bill have each built several large, well run and successful customer-focused organizations over the years, making them ideal to help drive Terayon’s growth while building on our reputation for responding quickly to customer needs. I look forward to working closely with them both to take advantage of the growth opportunities in the broadband industry.”

     Barco’s responsibilities as Vice President and General Manager of Terayon’s Digital Video Solutions Group, include charting the strategic direction for the group and the product line and to identify new market opportunities.

     Barco brings more than 20 years of business and market development experience in the personal computer, digital media and broadband industries. He was most recently the President and CEO of BroadbandHome, a home networking company spun-off from IBM. Prior to BroadbandHome, Barco was Managing Director of Microsoft’s Digital TV Platforms Group, coming to the company via its acquisition of WebTV, where he was Senior Director of the Broadband Networks Group. Before WebTV, Barco worked in the Digital Media and Interactive TV groups of Silicon Graphics, and prior to this spent 10 years at Apple Computer.

     As Terayon’s Vice President of North America Sales, Rohrbach will be responsible for expanding Terayon’s business opportunities with major U.S. and

Canadian cable television operators. He is responsible for promoting sales of Terayon’s complete line of data, video and voice solutions and will leverage the company’s leadership position in DOCSIS 2.0 solutions with its CMTSs (Cable Modem Termination System) and cable modems.

     Rohrbach comes to Terayon with 30 years of experience selling complex systems at Lucent and AT&T, where he held a variety of executive sales, management and market development positions. His sales experience with Lucent includes establishing and maintaining very large accounts with major domestic and international wireless and telecommunication companies, including Verizon Wireless.

About Terayon

     Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced, carrier-class voice, data and video services that are deployed by the world’s leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

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“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon’s ability to gain new business; Terayon’s ability to develop new, technologically advanced products; the acceptance of Terayon’s new products in the market; the sales of Terayon’s new products; the expansion of operations by Terayon’s customers and the deployment of Terayon’s products in specific markets; as well as the other risks detailed from time to time in Terayon’s filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.